UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 29, 2009, Republic Bancorp, Inc.’s (the “Company”) wholly owned subsidiary, Republic Bank & Trust Company, a Kentucky state chartered bank (the “Bank”), amended its Program Agreement, dated September 19, 2007, as previously amended December 2, 2008 and November 23, 2009, (the “Program Agreement”) with Jackson Hewitt Inc. (“JHI”) and amended its Technology Services Agreement, dated September 19, 2007, as previously amended December 2, 2008 and November 23, 2009, (the “Technology Agreement”) with Jackson Hewitt Technology Services LLC (“JHTSL”) related to the Bank’s Refund Anticipation Loan (“RAL”) and Assisted Refund (“AR”) products. JHI and JHTSL are subsidiaries of Jackson Hewitt Tax Service Inc. which provides preparation services of federal, state and local individual income tax returns in the United States through a nationwide network of franchised and company-owned tax offices operating under the brand name Jackson Hewitt Tax Service®. The Bank’s RAL and AR products essentially comprise the products offered through the Company’s Tax Refund Solutions (“TRS”) business segment. The parties amended the Program Agreement and the Technology Agreement in order to:

1)	Extend the term of the Program Agreement and the Technology Agreement through October 31, 2012;

2)	Provide the Bank, under specified circumstances, an option to terminate the agreements earlier than October 31, 2012, if it so chooses;

3)
Increase the previously established number of Jackson Hewitt Tax Service locations for the term of the contract in which the Bank will offer, process and administer certain RAL and AR products to Jackson Hewitt Tax Service customers;

4)	Determine the fees payable to JHI and JHTSL by the Bank under the agreements; and

5)
Provide the Bank with the right to retain certain monies otherwise payable to JHI and JHTSL by the Bank if the Bank fails to attain a minimum number of financial products, the Bank experiences RAL delinquency in excess of a designated level, or if the Bank incurs costs in connection with JHI’s, JHTSL’s or a Jackson Hewitt Service operator’s failure to maintain a minimum level of compliance with the Bank’s policies and procedures.

The business generated from these agreements, in combination with the Bank’s new pricing model announced in September 2009, is more likely than not to have a material positive impact on the Company’s net income and diluted earnings per share beginning with the first quarter of 2010.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements in the preceding paragraph are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include consumer demand for tax related products, consumer demand for Jackson Hewitt’s tax services and tax services generally, acceptance of the Bank’s new pricing model by third party technology and service providers, losses on RALs, overall product mix and overhead cost to the Bank, and other factors set forth as “Risk Factors” at Part II, Item 1A in the Company’s Form 10-Q for the quarterly period ended September 30, 2009.

Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

The Company has described the Program Agreement and Technology Agreement in the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007, December 3, 2008 and November 24, 2009.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Bank’s second amendments to the Program Agreement and Technology Agreement described in its Form 8-K filing on November 24, 2009 and the Bank’s third amendments to the Program Agreement and Technology Agreement described above in connection with filing such amendments as exhibits to the Company’s Annual Report on Form 10-K for the period ended December 31, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

REPUBLIC BANCORP, INC.

Date: December 30, 2009	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer